                                               Registration No. 333-________

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                             BOSS HOLDINGS, INC.
                             -------------------
             (Exact Name of Registrant as Specified in Charter)

               Delaware                                 58-1972066
     ----------------------------          ------------------------------------
     (State or Other Jurisdiction          (I.R.S. Employer Identification No.)
   of Incorporation or Organization)

               221 West First Street, Kewanee, Illinois 61443
               ----------------------------------------------
                  (Address of Principal Executive Offices)

                          2004 STOCK INCENTIVE PLAN
                          -------------------------
                          (Full Title of the Plan)

                             J. Bruce Lancaster
                           Chief Financial Officer
                            221 West First Street
                           Kewanee, Illinois 61443
                               (309) 852-2131
                               --------------
          (Name, Address and Telephone Number of Agent for Service)

                                 Copies to:
                           Leonard J. Essig, Esq.
                        Lewis, Rice & Fingersh, L.C.
                       500 North Broadway, Suite 2000
                          St. Louis, Missouri 63102
                               (314) 444-7600

                                       CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                    Proposed              Proposed
       Title of                Amount                Maximum               Maximum              Amount of
     Securities to              to be            Offering Price           Aggregate           Registration
     be Registered          Registered(1)           Per Share          Offering Price              Fee
================================================================================================================
Common Stock,
($0.25 par value)              40,000                $7.50(2)              $300,000(2)             $32.10
----------------------------------------------------------------------------------------------------------------
Common Stock,
($0.25 par value)             110,000(3)             $7.95(3)              $874,500(3)             $93.57
----------------------------------------------------------------------------------------------------------------
TOTAL AMOUNT                  150,000                                    $1,174,500                $125.67
===============================================================================================================

         (1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers (a) an indeterminable number of shares that may be offered and issued pursuant to stock splits, stock dividends or similar transactions, and (b) an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         (2) Represents the exercise price of outstanding options which have been granted under the 2004 Stock Incentive Plan.

         (3) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the amount set forth represents the average of the high and low bid and asked price for the Registrant's common stock on March 27, 2006, such being a date within five (5) business days prior to the date of filing of this Registration Statement.

         (4) Pursuant to the terms of the Plan, shares may be issued as a result of awards and/or exercise of stock grants, stock options or stock appreciation rights.

        PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

        PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Information contained in the following documents of Boss Holdings, Inc. (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The description of the Registrant's common stock contained in the Registrant's registration statement on Form SB-2 under the Securities Act, Registration No. 33-73118-A, and including any amendment or report filed for purposes of updating such description.

         All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         This item is inapplicable as the securities to be offered are registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a derivative action), if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of his or her fiduciary duties.

Article 10, Section 1 of the Registrant's Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7).

         Article 6 of the Registrant's By-laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Registrant or any predecessor of the Registrant or was serving at the request of the Registrant as a director, officer or employee of any other enterprise.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIM

         None

ITEM 8.  EXHIBITS

         (a) The following exhibits are submitted herewith or incorporated by reference herein.

         Exhibit
         Number     Exhibit
         -----      -------

           4        2004 Stock Incentive Plan

           5        Opinion of Lewis, Rice & Fingersh, L.C.

         23(a)      Consent of McGladrey & Pullen, LLP

         23(b)      Consent of Lewis, Rice & Fingersh, L.C. (included in
                    Exhibit 5)

           24       Powers of Attorney

         (b) Pursuant to Instruction (b) under Item 8 of Form S-8, the Registrant undertakes that it will submit or has submitted the 2004 Incentive Stock Plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the plans under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) to include any prospectus required by Section
                10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or
                events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) to include any material information with
                respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that:
        --------  -------

        (A) Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

        (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; and

        (C) provided further, however, that Paragraphs (a)(1)(i) and
            -------- -------  -------
        (a)(1)(ii) do not apply if the Registration Statement is for an offering of asset-backed securities on Form S-1 or Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kewanee, State of Illinois, on March 31, 2006.

                                BOSS HOLDINGS, INC.

                                By: /s/ J. Bruce Lancaster
                                    ----------------------------------------
                                        J. Bruce Lancaster
                                        Chief Financial Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Name                                   Title/Position
----                                   --------------

/s/ G. Louis Graziadio III         Chairman of the Board        March 31, 2006
---------------------------     And Chief Executive Officer
G. Louis Graziadio III




/s/ J. Bruce Lancaster         Chief Financial Officer and      March 31, 2006
---------------------------               Director
J. Bruce Lancaster


         *
---------------------------
Perry A. Lerner                           Director              March 31, 2006


         *
---------------------------
Lee E. Mikles                             Director              March 31, 2006


         *
---------------------------
Paul A. Novelly                           Director              March 31, 2006


         *
---------------------------
Richard D. Squires                        Director              March 31, 2006


* By: /s/ Attorney-in-Fact
      ---------------------
          Attorney-in-Fact

                             BOSS HOLDINGS, INC.
                       FORM S-8 REGISTRATION STATEMENT

                                Exhibit Index

      Exhibits
      --------

          4            2004 Stock Incentive Plan

          5            Opinion of Lewis, Rice & Fingersh, L.C.

         23(a)         Consent of McGladrey & Pullen, LLP

         23(b) Consent of Lewis, Rice & Fingersh, L.C. is incorporated by reference herein by reference to
                       Exhibit 5

         24            Powers of Attorney

---------------------

                                  Exhibit 4

                             BOSS HOLDINGS, INC.
                          2004 STOCK INCENTIVE PLAN

1.       PURPOSES OF THE PLAN.

         The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term employment with or engagement by the Company is considered essential to the Company's continued progress and, thereby, encourage recipients to act in the shareowner's interest and share in the Company's success.

2.       DEFINITIONS.

         As used herein, the following definitions shall apply:

         (a) "ADMINISTRATOR" means the Board, any Committees or such delegates as shall be administering the Plan in accordance with
         Section 4 of the Plan.

         (b) "AFFILIATE" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

         (c) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company's agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

         (d) "AWARD" means a Cash Award, Stock Award, Option or Stock Appreciation Right granted in accordance with the terms of the Plan.

         (e) "AWARDEE" means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.

         (f) "AWARD AGREEMENT" means a Cash Award Agreement, Stock Award Agreement, Option Agreement or Stock Appreciation Right Agreement which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

         (g) "BOARD" means the Board of Directors of the Company.

         (h) "CASH AWARD" means a bonus opportunity awarded under Section 12 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the "CASH AWARD AGREEMENT").

         (i) "CHANGE IN CONTROL" means any of the following, unless the Administrator provides otherwise:

                  i. a transaction (or series of transactions occurring within a 60-day period or pursuant to a plan approved by the Board or shareholders of the Company) occurs that has the result that stockholders of the Company immediately before such transaction cease to own directly or indirectly at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                  ii. the sale or other disposition of all or substantially all of the assets of the Company, but excluding any such sale or disposition after which: (a) the shareholders of the Company immediately prior to such transaction continue to own at least 51% of the voting stock of the entities that acquired 50% or more in value of the assets of the Company so sold or conveyed; and (b) the acquiring entity agrees to assume the obligations of the Company under this Plan;

                  iii. the acquisition of beneficial ownership of a controlling interest in (including, without limitation, power to vote) the outstanding shares of Common Stock by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Exchange Act, but excluding any person, entity or group which consists of or is controlled by G. Louis Graziadio III, Ginarra Partners, LLC and/or Graziadio Family Trust or their affiliates);

                  iv. the occurrence of a merger, consolidation or other reorganization of the Company under the terms of which the surviving entity does not assume the obligations of the Company under the Plan;

                  v. the dissolution or liquidation of the Company;

                  vi. a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board; or

                  vii. any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter.

         (j) "CODE" means the United States Internal Revenue Code of 1986, as amended.

         (k) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan or the Compensation Committee of the Board.

         (l) "COMMON STOCK" means the common stock of the Company.

         (m) "COMPANY" means Boss Holdings Inc., a Delaware corporation, or its successor.

         (n) "CONSULTANT" means any person engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.

         (o) "CONVERSION AWARD" has the meaning set forth in Section 4(b)(xii) of the Plan.

         (p) "DIRECTOR" means a member of the Board.

         (q) "EMPLOYEE" means a regular, active employee of the Company or any Affiliate, including an Officer and/ or Director. The Chairman of the Board also qualifies as an "Employee." Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual's status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee's status from an employee to a Consultant or Director, and
         (v) at the request of the Company or an Affiliate an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

         (r) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

         (s) "FAIR MARKET VALUE" means, unless the Administrator determines otherwise, as of any date, the average of the highest and lowest quoted sales prices for such Common Stock as of such date (or if no sales were reported on such date, the average on the last preceding day on which a sale was made), as reported in such source as the Administrator shall determine.

         (t) "GRANT DATE" means the date upon which an Award is granted to an Awardee pursuant to this Plan.

         (u) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (v) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

         (w) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (x) "OPTION" means a right granted under Section 8 of the Plan to purchase a number of Shares or Stock Units at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the "OPTION AGREEMENT"). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

         (y) "PARTICIPANT" means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

         (z) "PLAN" means this 2004 Stock Incentive Plan.

         (aa) "QUALIFYING PERFORMANCE CRITERIA" shall have the meaning set forth in Section 14(b) of the Plan.

         (bb) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

         (cc) "STOCK APPRECIATION RIGHT" (or "SAR") means a right, granted in conjunction with a Stock Option, to surrender the Stock Option and receive the appreciation in value of the optioned shares over the option price.

         (dd) "STOCK AWARD" means an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the "STOCK AWARD AGREEMENT").

         (ee) "STOCK UNIT" means a bookkeeping entry representing an amount equivalent to the fair market value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

         (ff) "SUBSIDIARY" means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

         (gg) "TERMINATION OF EMPLOYMENT" shall mean ceasing to be an Employee, Consultant or Director. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

         (hh) "TOTAL AND PERMANENT DISABILITY" shall have the meaning set forth in Section 22(e)(3) of the Code.

3.       STOCK SUBJECT TO THE PLAN.

         (a) Aggregate Limits. Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares subject to Awards granted under the Plan is 150,000 Shares. Shares subject to Awards that are cancelled, expire or are forfeited shall be available for re-grant under the Plan. Shares issued in accordance with Section 13(d) in settlement of a stock appreciation right shall count against authorized shares, but only to the extent of the shares issued, not to the extent of the number of underlying stock appreciation rights. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

         (b) Code Section 162(m) and 422 Limits. Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 50,000, except that in connection with his or her initial service, an Awardee may be granted Awards covering up to an additional 25,000 Shares. Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan is 150,000 Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 15(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as performance based compensation under Code

         Section 162(m) or the ability to grant or the qualification of Incentive Stock Options under the Plan.

         (c) Stock Award Limitation. Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares that may be granted subject to Stock Awards made under the Plan is 150,000 Shares.

         (d) Discounted Options Limitation. The maximum aggregate number of Shares underlying Non-Statutory Stock Options with an exercise price of less than Fair Market Value on the Grant Date that may be granted under Section 8(b)(ii) of the Plan is 150,000 Shares, subject to the provisions of Section 15 of the Plan.

4.       ADMINISTRATION OF THE PLAN.

         (a)      Procedure.

                  i. Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee and/or their delegates.

                  ii. Section 162. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, Awards to "covered employees" within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be "covered employees" in the future shall be made by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                  iii. Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more "non-employee directors" within the meaning of Rule 16b-3.

                  iv. Other Administration. The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to
                  Section 16 of the Exchange Act, or (B) at the time of such approval, "covered employees" under Section 162(m) of the Code.

                  v. Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

         (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

                  i. to select the Employees, Consultants and/or Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;

                  ii. to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

                  iii. to determine the type of Award to be granted to the selected Awardees;

                  iv. to approve forms of Award Agreements for use under the Plan;

                  v. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, acceptable forms of consideration, term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

                  vi. to correct administrative errors;

                  vii. to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

                  viii. to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements, and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

                  ix. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

                  x. to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 16 of the Plan and may not impair any outstanding Award unless agreed to in writing by the Participant;

                  xi. to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonstatutory Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

                  xii. to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by employees or service providers of an entity acquired by the Company (the "CONVERSION AWARDS"). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

                  xiii. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

                  xiv. to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

                  xv. to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

                  xvi. to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

         (c) Effect of Administrator's Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.       ELIGIBILITY.

         Awards may be granted only to Employees, Consultants or Directors of the Company or any of its Affiliates.

6.       TERM OF PLAN.

         The Plan shall become effective upon its approval by shareowners of the Company. It shall continue in effect for a term of ten (10) years from the later of the date the Plan or any amendment to add shares to the Plan is approved by shareowners of the Company unless terminated earlier under
Section 16 of the Plan.

7.       TERM OF AWARD.

         The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that the term may be ten and one-half

(10-1/2) years in the case of Options granted to Employees in certain jurisdictions outside the United States as determined by the Administrator.

8.       OPTIONS.

         The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

         (a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

         (b) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                  i. In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

                  ii. In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 75% of the Fair Market Value per Share on the Grant Date. However, in the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of
                  Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

                  iii. Notwithstanding the foregoing, at the Administrator's discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

         (c) No Option Repricings. Other than in connection with a change in the Company's capitalization (as described in Section 15(a) of the Plan), the exercise price of an Option may not be reduced without shareowner approval.

         (d) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option's term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option.

         (e) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

                  i. cash;

                  ii. check or wire transfer (denominated in U.S. Dollars);

                  iii. subject to any conditions or limitations established by the Administrator, other Shares which (A) in the case of Shares acquired upon the exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                  iv. consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

                  v. such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

                  vi. any combination of the foregoing methods of payment.

9.       INCENTIVE STOCK OPTION LIMITATIONS/TERMS.

         (a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

         (b) $100,000 Limitation. Notwithstanding the designation "Incentive Stock Option" in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

         (c) Effect of Termination of Employment on Incentive Stock Options.

                  i. Generally. Unless otherwise provided for by the Administrator, upon an Awardee's Termination of Employment other than as a result of circumstances described in Sections 9(c)(ii), (iii) and (iv) below, any outstanding Incentive Stock Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate 90 days following the Awardee's Termination of Employment.

                  ii. Disability or Retirement of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee's Termination of Employment as a result of the Awardee's disability or retirement due to age in accordance with the Company's or its Subsidiaries' policies, all outstanding Incentive Stock Options granted to such Awardee shall immediately become fully vested and exercisable and the Participant may exercise such Option until (A) one (1) year following Awardee's Total and Permanent Disability, or (B) three (3) months after Awardee's disability (other than a Total and Permanent Disability) or retirement; provided, however, that in no event shall an Incentive Stock Option be exercisable after the expiration of the term of such Option. If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

                  iii. Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee's Termination of Employment as a result of the Awardee's death, all outstanding Incentive Stock Options granted to such Awardee shall immediately become fully vested and exercisable and the Participant may exercise such Option until the earlier of (A) one (1) year following the Awardee's death, or (B) the expiration of the term of such Option. If an Incentive Stock Option is held by the Awardee when he or she dies, the Incentive Stock Option may be exercised by the beneficiary designated by the Awardee (as provided in Section 17 of the Plan), the executor or administrator of the Awardee's estate or, if none, by the person(s) entitled to exercise the Incentive Stock Option under the Awardee's will or the laws of descent or distribution. If the Incentive Stock Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

                  iv. Voluntary Severance Incentive Program. Upon an Awardee's Termination of Employment as a result of participation in a voluntary severance incentive program specifically declared by the Company or a Subsidiary and approved by the Board or a Committee, unless provided otherwise pursuant to the terms of such voluntary severance incentive program, all outstanding Incentive Stock Options granted to the Awardee shall immediately become fully vested and exercisable and the Participant may exercise such Option until the earlier of (A) three
                  (3) months following the Awardee's Termination of Employment, or (B) the expiration of the term of such Option. If, after Awardee's Termination of Employment, the Participant does not exercise his or her Incentive Stock Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

                  v. Divestiture. If an Awardee will cease to be an Employee because of a divestiture by the Company, prior to such Termination of Employment, the Administrator may, in its sole discretion, make some or all of the outstanding Incentive Stock Options granted to the Awardee become fully vested and exercisable and provide that such Options remain exercisable for a period of time (which shall not be more than three (3) months) to be determined by the Administrator. The determination of whether a divestiture will occur shall be made by the Administrator in its sole discretion. If, after the close of the divestiture, the Participant does not exercise the Incentive Stock Option within the time specified, such Option (to the extent not exercised) shall automatically terminate.

                  vi. Work Force Restructuring or Similar Program. If an Awardee will cease to be an Employee because of a work force restructuring or similar program, prior to such Termination of Employment, the Administrator may, in its sole discretion, make some or all of the outstanding Incentive Stock Options granted to the Awardee become fully vested and exercisable and provide that such Options remain exercisable for a period of time (which shall not be more than three (3) months) to be determined by the Administrator. The determination of whether a work force restructuring will occur shall be made by the Administrator in its sole discretion. If, after Awardee's Termination of Employment, the Participant does not exercise his or her Incentive Stock Option within the time specified therein, such Option (to the extent not exercised) shall automatically terminate.

         (d) Leave of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary is not so guaranteed, an Awardee's employment with the Company shall be deemed terminated on the ninety-first (91st) day of such leave for Incentive Stock Option purposes and any Incentive Stock Option granted to the Awardee shall cease to be treated as an Incentive Stock Option and shall terminate upon the expiration of the three month period following the date the employment relationship is deemed terminated.

         (e) Transferability. The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.

         (f) Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

         (g) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

10.      EXERCISE OF OPTION.

         (a) Procedure for Exercise; Rights as a Shareowner.

                  i. Any Option granted shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement. Unless the Administrator provides otherwise: (A) no Option may be exercised during any leave of absence other than an approved personal or medical leave with an employment guarantee upon return, and (B) an Option shall continue to vest during any authorized leave of absence and such Option may be exercised to the extent vested and exercisable upon the Awardee's return to active employment status.

                  ii. An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes.

                  iii. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareowner shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

                  iv. The Company shall issue (or cause to be issued) such Shares as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

                  v. As a condition to the exercise of an Option, the Company may require the person exercising the Option to represent and warrant at the time of exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the acquired Shares if, in the opinion of counsel to the Company, such a representation is required by the provisions of Applicable Law.

         (b) Effect of Termination of Employment on Nonstatutory Stock Options.

                  i. Generally. Unless otherwise provided for by the Administrator, upon an Awardee's Termination of Employment other than as a result of circumstances described in Sections 10(b)(ii), (iii) and (iv) below, any outstanding Nonstatutory Stock Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate 90 days following the Awardee's Termination of Employment.

                  ii. Disability or Retirement of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee's Termination of Employment as a result of the Awardee's disability or retirement due to age in accordance with the Company's or its Affiliate's policies, all outstanding Nonstatutory Stock Options granted to such Awardee shall immediately become fully vested and exercisable and the Participant may exercise such Option until the earlier of
                  (A) one (1) year following Awardee's disability or retirement, or (B) the expiration of the term of such Option. If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

                  iii. Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee's Termination of Employment as a result of the Awardee's death, all outstanding Nonstatutory Stock Options granted to such Awardee shall immediately become fully vested and exercisable and the Participant may exercise such Option until the earlier of (A) one (1) year following the Awardee's death or (B) the expiration of the term of such Option. If a Nonstatutory Stock Option is held by the Awardee when he or she dies, such Option may be exercised by the beneficiary designated by the Awardee (as provided in Section 17 of the Plan), the executor or administrator of the Awardee's estate or, if none, by the person(s) entitled to exercise the Nonstatutory Stock Option under the Awardee's will or the laws of descent or distribution. If the Nonstatutory Stock Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

                  iv. Voluntary Severance Incentive Program. Upon an Awardee's Termination of Employment as a result of participation in a voluntary severance incentive program specifically declared by the Company or an Affiliate and approved by the Board or a Committee, unless provided otherwise pursuant to the terms of such voluntary severance incentive program, all outstanding Nonstatutory Stock Options granted to such Awardee shall immediately become fully vested and exercisable and the Participant may exercise such Option until the earlier of (A) three
                  (3) months following the Awardee's Termination of Employment (or such other period of time as provided for by the Administrator), or (B) the expiration of the term of such Option. If, after Awardee's Termination of Employment, the Participant does not exercise his or her Nonstatutory

                  Stock Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

                  v. Divestiture. If an Awardee will cease to be an Employee, Consultant or Director because of a divestiture by the Company, prior to such Termination of Employment, the Administrator may, in its sole discretion, make some or all of the outstanding Nonstatutory Stock Options granted to the Awardee become fully vested and exercisable and provide that such Options remain exercisable for a period of time to be determined by the Administrator. The determination of whether a divestiture will occur shall be made by the Administrator in its sole discretion. If, after the close of the divestiture, the Participant does not exercise the Nonstatutory Stock Option within the time specified therein, such Option (to the extent not exercised) shall automatically terminate.

                  vi. Work Force Restructuring or Similar Program. If an Awardee will cease to be an Employee or Consultant because of a work force restructuring or similar program, prior to such Termination of Employment, the Administrator may, in its sole discretion, make some or all of the outstanding Nonstatutory Options granted to the Awardee become fully vested and exercisable and provide that such Options remain exercisable for a period of time to be determined by the Administrator. The determination of whether a work force restructuring will occur shall be made by the Administrator in its sole discretion. If, after Awardee's Termination of Employment, the Participant does not exercise his or her Nonstatutory Stock Option within the time specified therein, such Option (to the extent not exercised) shall automatically terminate.

11.      STOCK AWARDS.

         (a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

         (b) Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service to which the performance goals relate, provided that the outcome is substantially uncertain at that time.

         (c) Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee's Termination of Employment (other than as provided below in Sections 11(d), (e) and (f)), the unvested portion(s) of the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any unvested Shares, the Company shall have a right to repurchase the unvested Shares at the original price paid by the Participant.

         (d) Disability or Retirement of Awardee. Unless otherwise provided for by the Administrator, if an Awardee's Termination of Employment is due to the Awardee's disability or retirement due to age in accordance with the Company's or its Affiliate's policies, all outstanding Stock Awards granted to such Awardee shall continue to vest, provided the following conditions are met:

                  i. The Awardee shall not render services for any organization or engage directly or indirectly in any business which, in the opinion of the Administrator, competes with, or is in conflict with the interest of, the Company. The Awardee shall be free, however, to purchase as an investment or otherwise stock or other securities of such organizations as long as they are public reporting companies listed upon a recognized securities exchange or traded over-the-counter, and as long as such investment does not represent a greater than 5% interest in the particular organization. For the purposes of this subsection, a company (other than an Affiliate) which is engaged in the business of producing, leasing or selling products or providing services of the type now or at any time hereafter made or provided by the Company or any of its Affiliates shall be deemed to compete with the Company;

                  ii. The Awardee shall not, without prior written authorization from the Company, use in other than the business of the Company or any of its Affiliates, any confidential information or material relating to the business of the Company or its Affiliates, either during or after employment with the Company or any of its Affiliates; and

                  iii. The Awardee shall disclose promptly and assign to the Company or one of its Affiliates, as appropriate, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Awardee during employment by the Company or any of its Affiliates, relating in any manner to the actual or anticipated business, research or development work of the Company or any of its Affiliates and shall do anything reasonably necessary to enable the Company or one of its Affiliates, as appropriate, to secure a patent where appropriate in the United States and in foreign countries.

         (e) Death of Awardee. Unless otherwise provided for by the Administrator, if an Awardee's Termination of Employment is due to his or her death, a portion of each outstanding Stock Award granted to such Awardee shall immediately vest and all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole months since the Grant Date by the number of whole months between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Stock Award Agreement). The vested portion of the Stock Award shall be delivered to the Participant (if no longer held by the Awardee), the beneficiary designated by the Awardee (as provided in Section 17 of the Plan), the executor or administrator of the Awardee's estate or, if none, by the person(s) entitled to receive the vested Stock Award under the Awardee's will or the laws of descent or distribution.

         (f) Voluntary Severance Incentive Program. Upon an Awardee's Termination of Employment as a result of participation in a voluntary severance incentive program specifically declared by the Company or an Affiliate and approved by the Board of Directors, then unless provided otherwise pursuant to the terms of such voluntary severance incentive program, a portion of each outstanding Stock Award granted to such Awardee shall immediately vest and all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole months since the Grant Date by the number of whole months between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Stock Award Agreement).

         (g) Divestiture. If an Awardee will cease to be an Employee, Consultant or Director because of a divestiture by the Company, prior to such Termination of Employment, the Administrator may, in its sole discretion, accelerate the vesting of a portion of any outstanding Stock Award granted to such Awardee and provide that all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole months since the Grant Date by the number of whole months between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Stock Award Agreement). The determination of whether a divestiture will occur shall be made by the Administrator in its sole discretion.

         (h) Work Force Restructuring or Similar Program. If an Awardee will cease to be an Employee or Consultant because of a work force restructuring by the Company, prior to such Termination of Employment, the Administrator may, in its sole discretion, accelerate the vesting of a portion of any outstanding Stock Award granted to such Awardee and provide that all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole months since the Grant Date by the number of whole months between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Stock Award Agreement). The determination of whether a work force restructuring will occur shall be made by the Administrator in its sole discretion.

         (i) Rights as a Shareowner. Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a shareowner and shall be a shareowner only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall be entitled to receive dividend payments as if he or she was an actual shareowner.

12.      CASH AWARDS.

         Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one (1) year.

         (a) Cash Award. Each Cash Award shall contain provisions regarding
         (i) the target and maximum amount payable to the Participant as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment,
         (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable.

         (b) Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than 90 days after the commencement of the period of service to which the performance goals relate, provided that the outcome is substantially uncertain at that time.

         (c) Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Awardee to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

         (d) Termination of Employment. The Administrator shall have the discretion to determine the effect a Termination of Employment due to (i) disability, (ii) retirement, (iii) death, (iv) participation in a voluntary severance program, (v) participation in a work force restructuring or (vi) otherwise, shall have on any Cash Award.

13.      STOCK APPRECIATION RIGHTS.

         The Administrator may grant Stock Appreciation Rights either alone, or in conjunction with other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Administrator shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Shares issuable upon exercise thereof, as the Administrator, in its discretion, shall establish:

         (a) The Administrator shall determine the number of Shares to be subject to each Award of Stock Appreciation Rights. The number of Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Administrator, to the extent that Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Shares, other securities or property or other forms of payment, or any combination thereof, received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

         (b) The Award of Stock Appreciation Rights shall not be exercisable for at least six months after the date of grant except as the Committee may otherwise determine in the event of death, disability, retirement or voluntary severance of the Awardee or upon the occurrence of a Change of Control.

         (c) The Award of Stock Appreciation Rights shall not be exercisable:

                  (i) unless the Option or other Award to which the Award of Stock Appreciation Rights is attached is at the time exercisable; and

                  (ii) unless the person exercising the Award of Stock Appreciation Rights has been at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, except that

                           (A) in the case of any Award of Stock
                           Appreciation Rights (other than those attached to an Incentive Stock Option), if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of employment with another firm or company at the Company's request or with which the Company is affiliated or related, the Awardee may, during such period of related employment, exercise the Award of Stock Appreciation Rights as if the Awardee continued direct employment with or performance of services for the Company; or

                           (B) the Administrator shall establish, in its discretion, the extent to which a person may continue to exercise an Award of Stock Appreciation Rights, which has not expired and has not been fully exercised, in the event the Awardee terminates employment or the performance of services by reason of death, disability, retirement or voluntary severance of the Awardee or upon the occurrence of a Change of Control; provided, that in the event of death, the Administrator may provide the Awardee's executors, heirs or distributors a minimum period to exercise an Award of Stock Appreciation Rights with respect to any Shares as to which the decedent could have exercised the Award of Stock Appreciation Rights, or such greater amount as the Administrator may determine, which period may extend beyond the original expiration date of the underlying Option.

         (d) An Award of Stock Appreciation Rights shall entitle the holder (or any person entitled to act under the provisions of the Plan) to exercise such Award or to surrender unexercised the Option (or other Award) to which the Stock Appreciation Right is attached (or any portion of such Option or other Award) to the Company and to receive from the Company in exchange therefore, without payment to the Company, that number of Shares having an aggregate value equal to (or, in the discretion of the Administrator, less than) the excess of the fair market value of one Share, at the time of such exercise, over the exercise price (or option issuance price), as the case may be) per share, times the number of shares subject to the Award or portion thereof, which is so exercised or surrendered, as the case may be. The Administrator shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or other securities or property, or other forms of payment, or any combination thereof, as determined by the Administrator, equal to the aggregate value of the Shares it would otherwise be obligated to deliver. Any such election by the Administrator shall be made as soon as practicable after the receipt by the Administrator of written notice of the exercise of the Stock Appreciation Right. The value of a Share, other securities or property, or other forms of payment determined by the Administrator for this purpose shall be the fair market value thereof on the last business day next preceding the date of the election to exercise the Stock Appreciation Right, unless the Administrator, in its discretion, determines otherwise.

         (e) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Option (or other Award), or such other date as specified by the Administrator, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subparagraph 13(d) hereof.

         (f) No fractional shares may be delivered under this Paragraph 13, but in lieu thereof a cash or other adjustment shall be made as determined by the Administrator in its discretion.

14.      OTHER PROVISIONS APPLICABLE TO AWARDS.

         (a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. The Administrator may make an Award transferable to an Awardee's family member or any other person or entity. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

         (b) Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share;
         (v) stock price; (vi) return on equity or average shareowners' equity; (vii) total shareowner return; (viii) return on capital;
         (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit;
         (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) overhead or other expense reduction; (xix) growth in shareowner value relative to the moving average of the S&P 500 Index or a peer group index; (xx) strategic plan development and implementation; and (xxi) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period:
         (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareowners for the applicable year.

         (c) Certification. Prior to the payment of any compensation under an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

         (d) Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to "covered employees" within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

15.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR
         ASSET SALE.

         (a) Changes in Capitalization. Subject to any required action by the shareowners of the Company, (i) the number and kind of Shares covered by each outstanding Award, (ii) the price per Share subject to each such outstanding Award and (iii) the Share limitations set forth in Section 3 of the Plan, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

         (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option to be fully vested and exercisable until ten (10) days prior to such transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

         (c) Change in Control. In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Cash Awards or Stock Awards; and (iii) provide for the cancellation of Awards for a cash payment to the Participant.

16.      AMENDMENT AND TERMINATION OF THE PLAN.

         (a) Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the shareowners of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareowners of the Company, no such amendment shall be made that would:

                  i. materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 15 of the Plan;

                  ii. reduce the minimum exercise price for Options granted under the Plan;

                  iii. reduce the exercise price of outstanding Options; or

                  iv. change the class of persons eligible to receive Awards under the Plan.

         (b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

         (c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareowners of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17.      DESIGNATION OF BENEFICIARY.

         (a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee's rights pursuant to Awardee's Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with Boss Holdings, Inc., or any Subsidiary, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

         (b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee's death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law.

18.      NO RIGHT TO AWARDS OR TO EMPLOYMENT.

         No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19.      LEGAL COMPLIANCE.

         Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

20.      INABILITY TO OBTAIN AUTHORITY.

         To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.      RESERVATION OF SHARES.

         The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22.      NOTICE.

         Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

23.      GOVERNING LAW; INTERPRETATION OF PLAN AND AWARDS.

         (a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

         (b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

         (c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

         (d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

         (e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator's decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator's decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

         (f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

24.      LIMITATION ON LIABILITY.

         The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

         (a) The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

         (b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

25.      UNFUNDED PLAN.

         Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, this Plan shall not be construed as providing for such segregation, and neither the Company nor the Administrator shall be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.